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                                                                    EXHIBIT 10.2

                          Form of Employment Agreement

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of January 1,
                                         ---------
2002 between ___________ (the "Executive") and NTELOS Inc., a Virginia
                               ---------
corporation (the "Company"), recites and provides as follows:
                  -------

         WHEREAS, the Company considers it essential to the best interests of its shareholders to foster the continuing employment of its key management personnel;

         WHEREAS, the Board of Directors of the Company (the "Board") expects
                                                              -----
that the Executive will continue to make substantial contributions to the growth and prospects of the Company; and

         WHEREAS, the Executive will continue to serve the Company in reliance upon the undertakings of the Company contained herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein, the receipt and sufficiency of which are hereby acknowledged by each of the parties, the Company and the Executive agree as follows:

1.       Employment.
         ----------

         (a)   Position. On the terms and subject to the conditions set forth
               --------
herein, the Company agrees to employ the Executive as _________ throughout the Employment Term (as defined below). At the request of the Board and without additional compensation, the Executive shall also serve as an officer and/or director of any or all of the subsidiaries of the Company.

         (b)   Duties and Responsibilities. The Executive shall have such duties
               ---------------------------
and responsibilities that are consistent with the Executive's position as the Board determines and shall perform such duties and carry out such responsibilities to the best of the Executive's ability for the purpose of advancing the business of the Company and its subsidiaries. Subject to the provisions of Section 1(c) below, during the Employment Term the Executive shall devote the Executive's full business time, skill and attention to the business of the Company and its subsidiaries, and, except as specifically approved by the Board, shall not engage in any other business activity or have any other business affiliation.

         (c)   Other Activities. Anything in this Agreement to the contrary
               ----------------
notwithstanding, as part of the Executive's business efforts and duties on behalf of the Company, the Executive may participate fully in social, charitable and civic activities, and, if specifically approved by the Governance Committee of the Board, the Executive may serve on the boards of directors of other companies, provided that such activities do not unreasonably interfere with the performance of and do not involve a conflict of interest with the Executive's duties or responsibilities hereunder.

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2.       Employment Term. Subject to the provisions of Section 4 hereof, the
         ---------------
"Employment Term" hereunder shall commence on the date of this Agreement and shall continue for a period of two (2) years [30 months with respect to the Chief Operating Officer][three (3) years with respect to the Chief Executive Officer].

3.       Compensation. During the Employment Term, the Company will pay and/or
         ------------
otherwise provide the Executive with compensation and related benefits as follows:

          (a)  Base Salary. The Company agrees to pay the Executive, for
               -----------
services rendered hereunder, an initial base salary at the annual rate of $______ (the "Base Salary"). Base Salary will be reviewed annually throughout
              -----------
the Employment Term by the Compensation Committee of the Board. The Base Salary shall be payable in equal periodic installments, not less frequently than monthly, less any sums which may be required to be deducted or withheld under applicable provisions of law. The Base Salary for any partial year shall be prorated based upon the number of days elapsed in such year.

         (b)   Long-Term Stock-Based Incentive Compensation. During each year of
               --------------------------------------------
the Employment Term, the Executive shall be eligible to participate in the Company's Long-Term Stock-Based Incentive Compensation program ("Stock-Based
                                                                 -----------
Incentive Payment").
-----------------

         (c)   Supplemental Retirement Plan. During the Employment Term (and
               ----------------------------
thereafter to the extent expressly provided herein), the Executive shall be entitled to participate in the NTELOS Inc. Executive Supplemental Retirement Plan according to the terms thereof, and the Executive's designation as a participant in such plan shall not be revoked or rescinded prior to the termination of the Executive's employment with the Company.

         (d)   Management Incentive Plan. The Executive shall be eligible to
               -------------------------
participate in the Company's management incentive plan with an annual incentive target of _____ percent (___%) of Base Salary ("Incentive Payments"), subject to
                                                ------------------
achievement of such program's objectives and final approval of the Board.

         (e)   Benefits. During the Employment Term (and thereafter to the
               --------
extent expressly provided herein), the Executive shall be entitled to participate in all of the Company's employee benefit plans applicable to the Company's comparable senior executives, including the Company's 401(k) restoration plan, according to the terms of those plans. In addition to the foregoing compensation, the Company agrees that during the Employment Term it shall provide to the Executive an monthly automobile allowance pursuant to Company policy.

         (f)   Vacation. The Executive shall be entitled to a minimum of four
               --------
weeks of vacation annually, during which time the Executive shall receive compensation in accordance with the terms of this Agreement.

         (g)   Term Life Insurance. During the Employment Term, and in addition
               -------------------
to any other benefits to which Executive shall be entitled, the Company agrees to pay the premiums on a term life insurance contract covering the Executive that pays a death benefit of at least $225,000 [$360,000 with respect to the Chief Operating Officer][$645,000 years with respect to the Chief Executive Officer]. The Company in its discretion shall select the term life insurance contract on

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which it will pay the premiums; but, the Executive shall be the owner of such contract and will be or will designate the beneficiary of such contract. The Company (i) will include and report such premium payments in the Executive's taxable income and (ii) also will pay to the Executive an additional payment in an amount such that after payment by the Executive of all taxes imposed on the additional payment, the Executive retains an amount of the additional payment equal to the taxes imposed upon the Executive with respect to the Company's payment of the premiums on the term life insurance contract. The calculation of the additional payment will be made consistent with the principles described in
Section 6(b)(ii) of this Agreement. Notwithstanding any other provision of this Agreement, in the event the term life insurance contract described herein extends beyond the termination of Executive's employment with the Company, the Executive, and not the Company, shall be obligated to pay the premiums on such term life insurance contract accruing after the Executive's termination of employment with the Company.

4.       Termination of Employment.
         -------------------------

         (a)   By the Company For Cause. The Company may terminate the
               ------------------------
Executive's employment under this Agreement at any time for Cause (as defined in
Section 4(f)) by delivery of written notice of termination to the Executive (which notice shall specify in reasonable detail the basis upon which such termination is made) at least ten days prior to the termination date set forth in such notice. In the event the Executive's employment is terminated for Cause, all provisions of this Agreement (other than Section 7 through 12, and 14 through 16 hereof) and the Employment Term shall be terminated; provided, however, that such termination shall not divest the Executive of any previously vested benefit or right. In addition, the Executive shall be entitled to payment of the Executive's earned and unpaid Base Salary to the date of termination. The Executive also shall be entitled to unreimbursed business and entertainment expenses in accordance with the Company's policy, and unreimbursed medical, dental and other employee benefit expenses incurred in accordance with the Company's employee benefit plans (hereinafter referred to as the "Standard
                                                                  --------
Termination Payments").
--------------------

         (b)   Upon Death or Disability. If the Executive dies, all provisions
               ------------------------
of Section 3 of this Agreement (other than rights or benefits arising as a result of such death) and the Employment Term shall be automatically terminated; provided, however, that an amount equal to the earned and unpaid Base Salary and Incentive Payments to the date of death and the Standard Termination Payments shall be paid to the Executive's surviving spouse or, if none, the Executive's estate, and the death benefits under the Company's employee benefit plans shall be paid to the Executive's beneficiary or beneficiaries as properly designated in writing by the Executive. If the Executive is unable to perform the Executive's responsibilities under this Agreement by reason of physical or mental disability or incapacity ("Disability") and such disability or incapacity
                                  ----------
shall have continued for six consecutive months or any period aggregating six months within any 12 consecutive months, the Company may terminate this Agreement and the Employment Term at any time thereafter. In such event, the Executive shall be entitled to receive the Executive's normal compensation hereunder during said six month period, and shall thereafter be entitled to receive an amount equal to the Base Salary that the Executive would have been entitled to receive for a period of 24 [30 months with respect to the Chief Operating Officer][36 months with respect to the Chief Executive Officer]. months, Incentive Payments and the Standard Termination Payments. The portion of the payment

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representing Base Salary and the Incentive Payment shall be paid in a lump sum on a net present value basis, using a reasonable discount rate determined by the Board. Incentive Payments, in the event of the Executive's disability, shall be the target Incentive Payments that the Executive would have been entitled to receive for one (1) year multiplied by two (2) [two and one-half (2.5) with respect to the Chief Operating Officer][three (3) with respect to the Chief Executive Officer]..

         (c)   By the Company Without Cause.
               ----------------------------

               (i) The Company may terminate the Executive's employment under this Agreement without Cause, and other than by reason of the Executive's death or disability, by sending written notice of termination to the Executive, which notice shall specify a date within ten (10) days after the date of such notice as the effective date of such termination (the "Termination Date"). From the
                                                ----------------
date of such notice through the Termination Date, the Executive shall continue to perform the normal duties of the Executive's employment hereunder, and shall be entitled to receive when due all compensation and benefits applicable to the Executive hereunder. Thereafter, subject to Section 4(e), the Company shall pay the Executive an amount equal to the Base Salary for a period of 24 months [30 months with respect to the Chief Operating Officer][36 months with respect to the Chief Executive Officer]. (the "Termination Period"), in such periodic installments as were being paid immediately prior to the Termination Date.

               (ii) The Company shall pay the Executive the target Incentive Payments that the Executive would have been entitled to receive during the Termination Period in a lump sum on a net present value basis, using a reasonable discount rate determined by the Board.

               (iii) The Company shall also be obligated to pay to the Executive the Standard Termination Payments.

               (iv) During the Termination Period, the Executive and the Executive's dependents will be entitled to continued participation in the "employee welfare benefit plans" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974) in which the Executive participated on the Executive's Termination Date. In lieu of such continued coverage, the Executive will be reimbursed, on a net after-tax basis, for the cost of individual insurance coverage for the Executive and the Executive's dependents under a policy or policies that provide benefits not less favorable than the benefits provided under such employee welfare benefit plans. The coverage provided under this subsection (iii) shall be secondary to any coverage provided to the Executive and the Executive's dependents by another employer of the Executive.

               (v) In addition, on the Termination Date all of the Executive's outstanding stock options and other stock awards that are not then vested shall immediately vest and become exercisable in full, notwithstanding the provisions thereof.

         (d)   By the Executive. The Executive may terminate the Executive's
               ----------------
employment, and any further obligations which the Executive may have to perform services on behalf of the Company hereunder at any time after the date hereof, by sending written notice of termination to

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the Company not less than sixty (60) days prior to the effective date of such termination. During such sixty (60) day period, the Executive shall continue to perform the normal duties of the Executive's employment hereunder, and shall be entitled to receive when due all compensation and benefits applicable to the Executive hereunder. Except as provided below, if the Executive shall elect to terminate the Executive's employment hereunder (other than as a result of the Executive's death or disability), then the Executive shall remain vested in all vested benefits provided for hereunder or under any benefit plan of the Company in which the Executive is a participant and shall be entitled to receive the Standard Termination Payments, but the Company shall have no further obligation to make payments or provide benefits to the Executive under Section 3 hereof. Anything in this Agreement to the contrary notwithstanding, the termination of the Executive's employment by the Executive for Good Reason (as defined in Section 4(f)), subject to Section 4(e) below, shall be deemed to be a termination of the Executive's employment without Cause by the Company for purposes of this Agreement, and the Executive shall be entitled to the payments and benefits set forth in Section 4(c) above.

         (e)   Upon a Change in Control. Anything in this Section 4 to the
               ------------------------
contrary notwithstanding, if the Executive's employment is terminated on or after a Change in Control (as defined in Section 4(f)), either (A) by the Company without Cause or (B) by the Executive with Good Reason, then the payments set forth in Section 4(c) shall not apply to the Executive, and the Executive shall be entitled only to the compensation, entitlements and other benefits set forth in Section 5 of this Agreement, provided that such compensation, entitlements, and other benefits shall not be less than the Executive otherwise would have received under Section 4(c) of this Agreement.

         (f)   Definitions. For purposes of this Agreement, the following
               -----------
definitions will apply:

               (i)    Cause. The term "Cause" means: (i) gross or willful
                      -----
misconduct; (ii) willful and repeated failure to comply with the lawful directives of the Board or any supervisory personnel; (iii) any criminal act or act of dishonesty or willful misconduct that has a material adverse impact on the property, operations, business or reputation of the Company or its subsidiaries or any act of fraud, dishonesty or misappropriation involving the Company or its subsidiaries; (iv) any conviction or plea of guilty or nolo
                                                                      ----
contendere to a felony or a crime involving dishonesty; (v) the material breach
----------
of the terms of any confidentiality, non-competition, non-solicitation or employment agreement the employee has with the Company or its subsidiaries; (vi) acts of malfeasance or negligence in a matter of material importance to the Company or its subsidiaries; (vii) the material failure to perform the duties and responsibilities of employee's position after written notice and a reasonable opportunity to cure (not to exceed 90 days); (viii) grossly negligent conduct; or (ix) activities materially damaging to the property, operations, business or reputation of the Company or its subsidiaries (it being understood that conduct or activities pursuant to employee's exercise of good faith business judgment shall not be in violation of this Section 4(f)(i)). For purposes of this Agreement, Executive will also be deemed to be terminated for "Cause" if, in connection with the sale, transfer, conveyance or other disposition of all or substantially all of the assets (whether by asset sale, stock sale, merger, combination or otherwise) of one or more of the Company's Material Lines of Business (a "Material Line of Business Sale"), (i) one or more of the purchasers in such Material Line of Business Sale offers employment (the "Employment Offer") to Executive which Employment Offer would not permit Executive to terminate employment pursuant to clauses (i), (ii), (iii), (iv)

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or (v) of the definition of Good Reason contained herein, (ii) Executive declines such Employment Offer, and (iii) the Company terminates Executive's employment within six (6) months of the consummation of the Material Line of Business Sale.

               (ii)   Change in Control. The term "Change of Control" means:
                      -----------------

               (A) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other
                ------------
               fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the owner or "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Company securities representing more than 30% of the combined voting power of the then outstanding securities;

               (B) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (A), (C), (D) or (E) of this subsection) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of a majority of the directors then still in office who either (l) were directors at the beginning of such period or (2) were so elected or nominated with such approval, cease for any reason to constitute at least a majority of the Board;

               (C) the shareholders of the Company approve a merger or consolidation of the Company with any other Company and such merger or consolidation is consummated, other than (l) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities;

               (D) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets and such liquidation or sale of assets is consummated; or

               (E) the sale, transfer, conveyance or other disposition of all or substantially all of the assets (whether by asset sale, stock sale, merger, combination or otherwise) of one or more of the Company's Material Lines of Business;

               provided, however, a Change in Control shall not include an acquisition, directly or indirectly, of more than 30% of the combined voting power of the Company's then outstanding securities by Welsh, Carson, Anderson & Stowe, VIII, L.P. or Welsh, Carson, Anderson & Stowe, IX, L.P. (collectively "WCAS"),
                                                                        ----
               any Controlled Entity, and any Permitted Transferee (a Permitted Transferee, together with WCAS and their Controlled Entities, the "WCAS Entities"), pursuant to the Amended and Restated
                -------------
               Shareholders Agreement dated as of October 23, 2000, as amended, restated or modified from time to time in accordance with the terms thereof (the "Shareholders Agreement") but only so long as
               (i) the WCAS Entities shall comply with Article 5 of the Shareholders Agreement and (ii) the WCAS Entities', in the aggregate, do not own more than 40% of the Company's then outstanding securities or more than 37.5% of the voting power of the Company's then outstanding securities. For purposes of this Agreement, "Controlled Entity" shall mean any entity in which WCAS owns the majority of the voting shares or securities or has the ability (whether through the ownership of voting securities, contract or otherwise) to elect a majority of the board of directors or other similar governing body or of which WCAS has the authority to control or direct the investment decisions. For purposes of this Agreement, "Permitted Transferee" shall mean any person that shall become a party to or agree to be bound by the terms of the Shareholders Agreement by acquiring any of the Company's common stock, warrants or securities convertible or exchangeable into shares of the Company's common stock, from any other person who is a party to or agrees to be bound by the terms of the Shareholders Agreement.

               (iii)  Control Change Date. "Control Change Date" means the date
                      -------------------
on which a Change in Control occurs. If a Change in Control occurs on account of a series of events, the "Control Change Date" shall be the date on which the last of such events occurs.

               (iv)   Good Reason. "Good Reason" means that (i) the Executive's
                      -----------
Base Salary or target Incentive Payments are reduced, (ii) the Executive's job duties and responsibilities are diminished (but a reduction in the size of the Company as a result of a Sale of a Material Line of Business shall not alone constitute a diminution in the Executive's job duties and responsibilities),
(iii) the Executive is required to relocate to a facility more than 50 miles from Waynesboro, Virginia, (iv) the Executive does not receive any previously deferred compensation when the payment of such deferral is due, (v) the Executive is not provided benefits (e.g., health insurance) that are comparable in all material respects to those provided to the Executive on the Control Change Date, (vi) the Executive is directed by the Board or an officer of the Company or an affiliate (or the Company's successor or an affiliate thereof) to engage in conduct that is illegal, (vii) the Executive is directed by the Board or an officer of the Company or an affiliate (or the Company's successor or an affiliate thereof) to refrain from acting and the failure to act is illegal,
(viii) material breach by the Company of its obligations under this Agreement, or (ix) the failure by the Company to increase (within twelve (12) months of the Executive's last increase) the Executive's compensation (within the salary range of the Executive's job classification) consistent with the Executive's performance rating. If any of the events occur that would entitle the Executive to terminate the Executive's employment for Good Reason hereunder and the Executive does not exercise such right to terminate the Executive's employment, any such failure shall not operate to waive the Executive's right to terminate the Executive's employment for that or any subsequent action or actions, whether similar or dissimilar, that would constitute Good Reason.

               (v)    Material Line of Business. "Material Line of Business"
                      -------------------------
means any line or lines of business or service or group of services which represent(s) in the aggregate either 25% of the Company's consolidated revenues or 25% of the Company's consolidated EBITDA (earnings before interest, taxes, depreciation and amortization) for the twelve month period ended on the last day of the most recently ended fiscal quarter for the Company.

5.       Severance.
         ---------

         (a)   Entitlement. Subject to the Executive's compliance with Sections
               -----------
7 and 10, the Executive will be entitled to receive the benefits described in this Section 5 if there is a Change in Control during the Employment Term and either of the following applies:

               (i) the Executive's employment is terminated without Cause within 30 months [36 months with respect to the Chief Executive Officer] of the Control Change Date (even if such termination occurs after the Employment Term); or

               (ii) the Executive resigns with Good Reason within 30 months [36 months with respect to the Chief Executive Officer] of the Control Change Date (even if such resignation occurs after the Employment Term).

               For purposes of this Agreement, the date of a termination of the Executive's employment as described in subsections (i) or (ii) above is the Executive's "Control Termination Date."

         (b)   Severance Pay. The Executive will receive a severance benefit
               -------------
equal to three (3) years Base Salary. Notwithstanding the preceding sentence, in lieu of the severance pay described in the preceding sentence of this Section 5(b), the Executive shall receive a severance benefit equal to the severance benefit available to employees of the Company (or its successor and any of its affiliates) who are similarly situated to the Executive on the Control Termination Date if the value of such benefit is greater than the value of the benefit described in this Section 5.

         The Executive's severance benefit, less applicable withholding taxes, shall be paid in a lump sum on a net present value basis, using a reasonable discount rate determined by the Board. The period of time for which the Executive is entitled to the severance benefit is referred to as Executive's "Severance Period."

         (c)   Welfare Benefits. If the Executive satisfies the requirements of
               ----------------
Section 5(a), the Executive and the Executive's dependents will be entitled to continued participation in the "employee welfare benefit plans" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974) in which the Executive participated on the Executive's Control Termination Date during the Severance Period. In lieu of such continued coverage, the Executive will be reimbursed, on a net after-tax basis, for the cost of individual insurance coverage for the Executive and the Executive's dependents under a policy or policies that provide benefits not less favorable than the benefits provided under such employee welfare benefit plans. The coverage provided under this
Section 5(d) shall be secondary to any coverage provided to the Executive and the Executive's dependents by another employer of the Executive.

         (d)   Standard Termination Payments. The Company shall be obligated to
               -----------------------------
pay to the Executive the Standard Termination Payments.

         (e)   Incentive Payments. During the Severance Period, the Company
               ------------------
shall be obligated to pay to the Executive the target Incentive Payments that the Executive would have been entitled to receive during the Severance Period in a lump sum on a net present value basis, using a reasonable discount rate determined by the Board.

         (f)   Other Severance Benefits. In addition to the severance benefits
               ------------------------
set forth in this Section 5, on the Control Termination Date all of the Executive's outstanding stock options and other stock awards that are not then vested shall immediately vest and become exercisable in full, notwithstanding the provisions thereof.

6.       Additional Payment by the Company.
         ---------------------------------

         (a) Anything in this Agreement or any other plan, award, agreement or other provisions to the contrary notwithstanding, in the event it is determined that any payment, award, benefit or distribution (or any acceleration of any payment, award, benefit or distribution) by the Company (or any of its affiliated entities) to or for the benefit of the Executive (whether pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 6 (the "Payments") would be
                                                        --------
subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by
                          ----
the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Company shall pay to the Executive an additional payment
 ----------
(a "Gross-Up Payment") in an amount such that after payment by the Executive of
    ----------------
all taxes (including any Excise Tax) imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

         (b) For purposes of determining whether any of the Payments will be subject to the Excise Tax and the amounts of such Excise Tax:

               (i) Such payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, but no parachute payments in excess of the "base amount" (as defined under 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless, and except to the extent that, in the opinion of U.S. certified independent accountants (the "Accounting Firm")
                                                               ---------------
or tax counsel selected by such Accounting Firm, there is no substantial authority that the Payments (in whole or in part) do not constitute parachute payments, or represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the "base amount" or are otherwise not subject to the Excise Tax. All fees and expenses of the Accounting Firm shall be borne solely by the Company. The Gross-Up Payment under this Section 6 with respect to any Payments shall be made no later than thirty (30) days following the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion to such effect, and to the effect that failure to report the Excise Tax, if any, on the Executive's applicable federal income tax return will not result in the imposition of a negligence or similar penalty. The determination by the Accounting Firm shall be binding upon the Company and the Executive.

               (ii) The amount of the Gross-Up Payment shall be determined based on the Executive's likely effective rates of federal, state and local income taxation for the calendar year in which the Gross-Up Payment is to be made, net of the likely reduction in federal income taxes that is obtained from any deduction of state and local taxes. Executive agrees, for purposes of calculating the amount of the Gross-Up Payment, to provide the Company such information as the Company may reasonably request to determine the amount of the Gross-Up Payment and to cooperate with the Company in good faith in order to effectively make such determination. The Company shall hold all such information secret and confidential and shall not, without the prior written consent of the Executive or as otherwise may be required by law or legal process, communicate or divulge such information to anyone other than the Company and those in need for such information for purposes of determining the amount of the Gross-Up Payment.

         (c) As a result of the uncertainty in the application of Section 4999 of the Code at the time of the determination, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment") or Gross-Up Payments are made by the Company which should not
  ------------
have been made ("Overpayment"), consistent with the calculations required to be
                 -----------
made hereunder. In the event that the Executive thereafter is required to make payment of any Excise Tax or additional Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment (together with interest at the rate provided in Section 12749b)(2)(B) of the Code) shall be promptly paid by the Company to or for the benefit of the Executive. In the event the amount of the Gross-Up Payment exceeds the amount necessary to reimburse the Executive for the Executive's Excise Tax, the Accounting Firm shall determine the amount of the Overpayment that has been made and any such Overpayment (together with interest at the rate provided in Section 1274(b)(2) of the Code) shall be promptly paid by the Executive (but only to the extent the Executive has received a refund if the applicable Excise Tax has been paid to the Internal Revenue Service) to or for the benefit of the Company. The Executive shall cooperate, provided the Executive's expenses are reimbursed by the Company, with any reasonable requests by the Company in connection with any contests or disputes with the Internal Revenue Service in connection with the Excise Tax, including but not limited to taking action to contest a claim by the Internal Revenue Service, and permitting the Company to participate in proceedings relating to such claim. In connection with any contests or disputes with the Internal Revenue Service in connection with the Excise Tax, the Company shall bear and pay directly all costs and expenses (including any additional interest and penalties) incurred by the Executive in connection with such contests or disputes and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax and other taxes (including interest and penalties with respect thereto) imposed as a result thereof.

7.       Confidential Information. The Executive understands and acknowledges
         ------------------------
that during the Executive's employment with the Company, the Executive has been and will be making use of, acquiring or adding to the Company's Confidential Information (as defined below). In order to protect the Confidential Information, the Executive will not, during the Executive's employment with the Company or thereafter, in any way utilize any of the Confidential Information except in connection with the Executive's employment by the Company. The

Executive will not at any time use any Confidential Information for the Executive's own benefit or the benefit of any person except the Company. At the end of the Executive's employment with the Company, the Executive will surrender and return to the Company any and all Confidential Information in the Executive's possession or control, as well as any other Company property that is in the Executive's possession or control. The Executive acknowledges and agrees that any breach of this Section 7 would be a material breach of this Agreement. The term "Confidential Information" shall mean any information that is confidential and proprietary to the Company, including but not limited to the following general categories:

               (i)    trade secrets;

               (ii) lists and other information about current and prospective customers;

               (iii) plans or strategies for sales, marketing, business development, or system build-out;

               (iv)   sales and account records;

               (v)    prices or pricing strategy or information;

               (vi)   current and proposed advertising and promotional programs;

               (vii)  engineering and technical data;

               (viii) the Company's methods, systems, techniques, procedures, designs, formulae, inventions and know-how; personnel information;

               (ix)   legal advice and strategies; and

               (x) other information of a similar nature not known or made available to the public or the Company's Competitors (as defined in Section 10).

Confidential Information includes any such information that the Executive may prepare or create during the Executive's employment with the Company, as well as such information that has been or may be created or prepared by others.

8.       Return of Documents. All writings, records and other documents and
         -------------------
things containing any Confidential Information in the Executive's custody or possession shall be the exclusive property of the Company, shall not be copied and/or removed from the premises of the Company, except in pursuit of the business of the Company, and shall be delivered to the Company, without retaining any copies, upon the termination of the Executive's employment or at any time as requested by the Company.

9.      Reaffirm Obligations. Upon termination of the Executive's employment
        --------------------
with the Company, the Executive shall, if requested by the Company, reaffirm in writing Employee's recognition of the importance of maintaining the confidentiality of the Company's proprietary information and trade secrets and reaffirm all of the obligations set forth in Section 7 of this Agreement.

10.      Non-Compete; Non-Solicitation.  The Executive agrees that:
         -----------------------------

         (a) while the Executive is employed by the Company, the Executive will not, directly or indirectly, compete with the business conducted by the Company, and the Executive will not, directly or indirectly, provide any services to a Competitor.

         (b) For a period of 24 months after the Executive's employment with the Company ends (the "Non-Competition Period"), the Executive will not compete
                       ----------------------
with the Company by performing or causing to be performed the same or similar types of duties or services that the Executive performed for the Company for a Competitor of the Company in any capacity whatsoever, directly or indirectly, within any city or county of the continental United States in which, at the time the Executive's employment with the Company ends, the Company provides services or products, offers to provide services or products, or has documented plans to provide or offer to provide services or products within the Non-Competition Period provided that the Executive has knowledge of those plans at the time the Executive's employment with the Company ends. Additionally, the Executive agrees that during the Non-Competition Period, the Executive will not, directly or indirectly, sell, attempt to sell, provide or attempt to provide, any products or services in competition with those products or services provided by the Company to any person or entity who was a customer or an actively sought prospective customer of the Company, at any time during the Executive's employment with the Company. The restrictions set forth above shall immediately terminate and shall be of no further force or effect in the event of a default by the Company in the payment of any compensation or benefits to which the Executive is entitled hereunder, which default is not cured within thirty (30) days after written notice thereof. Under these circumstances, the amount of salary and other compensation payable to the Executive by a Competitor and attributable to employment during the Non-Competition Period shall not reduce or otherwise mitigate amounts due hereunder.

         (c) While the Executive is employed by the Company and during the Non-Competition Period, the Executive will not, directly or indirectly, solicit or encourage any employee of the Company to terminate employment with the Company; hire, or cause to be hired, for any employment by a Competitor, any person who within the preceding 12 month period has been employed by the Company, or assist any other person, firm, or corporation to do any of the acts described in this subsection (c).

         (d) The Executive acknowledges and agrees that the Company has a legitimate business interest in preventing him from engaging in activities competitive with it as described in this Section 10 and that any breach of this
Section 10 would constitute a material breach of this Section 10 and this Agreement.

         (e) If, during the Non-Competition Period, the Executive is offered and wants to accept employment with a business that engages in activities similar to those of the Company, the Executive will inform the Company in writing of the identity of the business, the Executive's proposed duties with that business, and the proposed starting date of that employment. The Executive also agrees that the Executive will inform that business of the terms of this
Section 10. The Company will analyze the proposed employment and make a determination as to whether it would violate this Section 10. If the Company determines that the proposed employment would not pose an unacceptable threat to the Company's interests, the Company will notify the Executive in writing that it does not object to the employment.

        (f) The Executive acknowledges and agrees that this Section 10 is intended to limit the Executive's right to compete only to the extent necessary to protect the Company's legitimate business interest. The Executive acknowledges and agrees that the Executive will be reasonably able to earn a livelihood without violating the terms of this Section 10. If any of the provisions of this Section 10 should ever be deemed to exceed the time, geographic area, or activity limitations permitted by applicable law, the Executive agrees that such provisions may be reformed to the maximum time, geographic area and activity limitations permitted by applicable law, and the Executive authorizes a court or other trier of fact having jurisdiction to so reform such provisions.

         (g) For purposes of this Section 10, the following definitions will apply:

         (i) "Directly or indirectly" as used in this Agreement includes an interest in or participation in a business as an individual, partner, shareholder, owner, director, officer, principal, agent, employee, consultant, trustee, lender of money, or in any other capacity or relation whatsoever. The term includes actions taken on behalf of the Executive or on behalf of any other person. "Directly or indirectly" does not include the ownership of less than 5% of the outstanding shares of any corporation, if such shares are publicly traded in the over-the-counter market or listed on a national securities exchange.

         (ii) "Competitor" as used in this Agreement means any person, firm, association, partnership, corporation or other entity that competes or attempts to compete with the Company by providing or offering to provide the same or similar services or products as the Company within any geographic area in which the Company provides or offers those services or products. "Competitor" does not include a parent, subsidiary or affiliated organization of any entity that competes or attempts to compete with the Company as defined in the preceding sentence where that parent, subsidiary or affiliated organization does not itself compete or attempt to compete with the Company by providing or offering to provide the same or similar services or products as the Company within any geographic areas in which the Company provides or offers those services or products.

11.      Representations. The Executive represents and warrants to the Company
         ---------------
that the execution, delivery and performance of this Agreement by the Executive does not conflict with, or result in the breach by the Executive or violation by the Executive of, any other agreement to which the Executive is a party or by which the Executive is bound. The Executive hereby agrees to indemnify the Company, its officers, directors and shareholders and hold them harmless from and against any liability (including, without limitation, reasonable attorneys' fees and expenses) which they may at any time suffer or incur arising out of or relating to any breach of an agreement, representation or warranty made by the Executive herein. The Company represents and warrants that this Agreement and the transactions contemplated hereby have been duly authorized by the Company by all necessary corporate and shareholder action, and that the execution, delivery and performance of this Agreement by the Company does not conflict with, or result in the breach or violation by the Company of, its Articles of Incorporation or Amended and Restated Bylaws or any other agreement to which the Company is a party or by which it is bound. The Company hereby agrees to indemnify the Executive and hold the Executive harmless from and against any liability (including, without limitation, reasonable attorneys' fees and expenses) which the Executive may at any time suffer or incur arising out of or relating to any breach of an agreement, representation or warranty made by the Company herein.

12.      Remedies. The parties hereto agree that the Company would suffer
         --------
irreparable harm from a breach by the Executive of any of the covenants or agreements contained herein. Therefore, in the event of the actual or threatened breach by the Executive of any of the provisions of this Agreement, the Company may, in addition and supplementary to other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violation of the provisions hereof. The Executive agrees that these restrictions are reasonable.

13.      Successors and Assigns. This Agreement shall be binding upon and inure
         ----------------------
to the benefit of the Company and its affiliates and their successors and assigns, and shall be binding upon and inure to the benefit of the Executive and the Executive's legal representatives and assigns, provided that in no event shall the Executive's obligations to perform services for the Company and its affiliates be delegated or transferred by the Executive. The Company may assign or transfer its rights hereunder to a successor corporation in the event of a merger, consolidation or transfer or sale of all or substantially all of the assets of the Company or of the Company's business (provided, however, that no such assignment or transfer shall have the effect of relieving the Company of any liability to the Executive hereunder or under any other agreement or document contemplated herein), but only if such assignment or transfer does not result in employment terms, conditions, duties or responsibilities which are or may be materially different than the terms, conditions, duties or responsibilities of the Executive hereunder.

14.      Modification or Waiver. No amendment, modification, waiver, termination
         ----------------------
or cancellation of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the party against whom enforcement of such amendment, modification, waiver, termination or cancellation is sought. No course of dealing between or among the parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of the Company or the Executive in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or the Executive of any such right or remedy shall preclude other or further exercises thereof. A waiver of a right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

15.      Governing Law; Jurisdiction. This Agreement and all rights, remedies
         ---------------------------
and obligations hereunder, including, but not limited to, matters of construction, validity and performance shall be governed by the laws of the Commonwealth of Virginia without regard to its conflict of laws principles or rules. To the full extent lawful, each of the Company and the Executive hereby consents irrevocably to personal jurisdiction, service and venue in connection with any claim or controversy arising out of this Agreement in the courts of the Commonwealth of Virginia located in Waynesboro, Virginia, and in the federal courts in the Western District of Virginia.

16.      Severability. Whenever possible each provision and term of this
         ------------
Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provisions or term or the remaining provisions or terms of this Agreement.

17.      Counterparts. This Agreement may be executed in separate counterparts,
         ------------
each of which is deemed to be an original and all of which taken together constitute one and the same Agreement.

18.      Headings. The headings of the Sections of this Agreement are inserted
         --------
for convenience only and shall not be deemed to constitute a part hereof and shall not affect the construction or interpretation of this Agreement.

19.      Entire Agreement. This Agreement (together with all documents and
         ----------------
instruments referred to herein) constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof, including any management continuity agreement under which the Executive hereby agrees to waive all rights and which is hereby terminated.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                       NTELOS Inc.


                                       By:______________________________________

                                       Executive

                                       _________________________________________
                                           Printed Name